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                                   EXHIBIT 11

                           COMMODORE HOLDINGS LIMITED
                COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK

                                                                Year Ended      Period Ended
                                                               September 30,    September 30,
Computation for Statement of Operations                              1996           1995
---------------------------------------                        -------------    ----------
Primary earnings per share
    Net earnings                                               $   1,729,482    $    251,535

Reduction of interest expense for presumed
  repayment of debt (as determined by the application
  of the modified treasury stock method)                             124,279              -
                                                               -------------    -----------

Adjusted net earnings                                          $   1,853,761    $    251,535
                                                               =============    ============

Shares

    Weighted average number of common shares
      outstanding                                                  5,055,977       4,124,815

Add:  Dilutive effect to warrants (as determined
  by the application of the modified treasury stock method)          383,611         252,778
                                                               -------------    ------------

Weighted average common and common equivalent
  shares                                                           5,439,588       4,377,593
                                                               =============    ============

Earnings (loss) per common and common equivalent
  shares                                                       $        0.34    $       0.06
                                                               =============    ============

Fully diluted earnings (loss) per share
    Net earnings (loss) as per primary calculation
      above                                                    $        0.34    $       0.06
                                                               =============    ============
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